Exhibit 10.7

2006 STOCK INCENTIVE PLAN

                    Section 1. Purpose of Plan.

                    The name of this plan is the 2006 Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board (as hereinafter defined) on August 1, 2006. The Plan is being adopted in connection with the assumption by MSG WC Holdings Corp., a Delaware corporation (the “Company”) of that certain 2005 Stock Incentive Plan (the “Prior Stock Incentive Plan”) of Mobile Services Group, Inc., a Delaware corporation. Each Option issued and outstanding under the Prior Stock Incentive Plan as of the date of this Plan is hereby assumed by this Plan.

                    The purpose of the Plan is to enable the Company and its Subsidiaries (as hereinafter defined) to attract, retain and reward employees, directors, advisors and consultants and to strengthen the existing mutuality of interests between such persons and the Company’s stockholders. To accomplish the foregoing, the Plan provides that the Company may grant Awards (as hereinafter defined). From and after the consummation of a Public Offering (as hereinafter defined), the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and grants of Awards under the Plan are intended, to the extent applicable, to be exempt under Rule 16b-3 under the Exchange Act and shall be interpreted in a manner consistent with the requirements thereof.

                    Section 2. Definitions.

                    For purposes of the Plan, the following terms shall be defined as set forth below:

                    (a) “Award” means an Option, a Restricted Stock Award, a Performance Share, a Performance Unit, or any or all of them.

                    (b) “Award Agreement” means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Eligible Recipient.

                    (c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. “Beneficially Owned” has a correlative meaning.

                    (d) “Board” means the board of directors of the Company.

                    (e) “Cause” means, unless otherwise provided in an Award Agreement, (1) the failure by the Participant to substantially perform his or her duties and obligations to the Company as the same may, from time to time, be assigned to the Participant, including, without limitation, repeated refusal to follow the reasonable directions of the employer or supervisor, knowing violation of law in the course of performance of the duties of Participant’s employment or service with the Company or repeated or excessive absences from work without a reasonable excuse; (2) fraud or material dishonesty by the Participant against the Company; (3) the commission of acts by the Participant constituting, the indictment or conviction of the Participant, or plea of guilty or nolo contendere by the Participant for, the commission of a felony or a crime involving material dishonesty, (4) the violation or failure by the Participant to comply in any material respect with the Company’s published rules, regulations or policies, as currently in effect or as may be adopted from time to time by the Company or any subsidiary of the Company, (5) the commission by the Participant of an act or acts of dishonesty that resulted directly or indirectly in gain or personal enrichment to the Participant at the expense of the Company or any subsidiaries of the Company, (6) breach by the Participant of an employment, consulting or other agreement between the Participant and the Company or any of its subsidiaries, (7) the conviction of the Participant of any felony offense or a misdemeanor offense involving fraud, theft or dishonesty at any time or (8) any act or omission by the Participant that, in the sole discretion of the Committee, is harmful or injurious to the Company. Determinations of Cause shall be made by the Committee in its sole discretion.

                    (f) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property (including cash) by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

                    (g) “Change in Control” means the first to occur of any one of the events set forth in the following paragraphs; provided, however, that a Public Offering shall not constitute a Change in Control:

(i)

any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than (A) a sale, lease, exchange or other transfer which results in the directors of the Company immediately prior to such sale, lease, exchange or other transfer constituting at least a majority of the board or directors of the Person or Group acquiring such assets or any parent thereof or (B) a sale, lease, exchange or other transfer effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group (other than Welsh, Carson, Anderson & Stowe X, L.P., a Delaware limited partnership, and its permitted transferees, collectively “WCAS”) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or Group any securities acquired directly from the Company or any of it Subsidiaries) representing more than 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the approval by the stockholders of the Company and the consummation of any plan or proposal for the liquidation or dissolution of the Company; or

(iii)

(A) any Person or Group (other than WCAS) is or becomes (other than pursuant to clause (A) of paragraph (vi) below) the Beneficial Owner, directly or indirectly, of shares representing more than 30% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (“Voting Stock”) of the Company and such Person or Group has the power and authority to vote such shares; or

(iv)

WCAS is or becomes the Beneficial Owner, directly or indirectly, of shares representing less than 30% of the aggregate voting power of the issued and outstanding Voting Stock of the Company, WCAS has the power and authority to vote such shares and a Person other than WCAS is or becomes the Beneficial Owner, directly or indirectly, of shares representing 30% or more of the aggregate voting power of the issued and outstanding Voting Stock of the Company; or

(v)

provided that WCAS is or becomes the Beneficial Owner, directly or indirectly, of shares representing less than 30% of the aggregate voting power of the issued and outstanding Voting Stock of the Company and WCAS has the power and authority to vote such shares, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of a Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board or directors of the Company, the surviving entity or any parent thereof or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person or Group (other than WCAS) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person or Group any securities acquired directly from the Company or any of it Subsidiaries) representing more than 30% or more of the combined voting power of the Company’s then outstanding securities.

                    (h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                    (i) “Committee” means the committee established by the Board to administer the Plan. Prior to the consummation of a Public Offering, the Committee may be the entire Board. From and after the consummation of a Public Offering, unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) “outside directors” as defined in section 162(m) of the Code.

                    (j) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

                    (k) “Company” means MSG WC Holdings Corp., a Delaware corporation (or any successor corporation).

                    (1) “Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

                    (m) “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or of any Parent or Subsidiary.

                    (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

                    (o) “Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

                    (p) “Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Committee in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of a Share on any date shall be the closing sale price reported for such Share on such exchange on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a Share on any date shall be the closing sale price reported for such

Share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a Share on any date shall be the average of the highest bid and lowest asked prices of such Share on such system on the last date preceding such date on which both bid and ask prices were reported.

                    (q) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, including adoptive relationships and any person sharing the employee’s household (other than a tenant or employee).

                    (r) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

                    (s) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

                    (t) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires, to acquire Shares granted pursuant to the Plan.

                    (u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

                    (v) “Participant” means any Eligible Recipient selected by the Committee, pursuant to the Committee’s authority in Section 3 hereof, to receive an Award. A Participant who receives the grant of an Option is sometimes referred to herein as an “Optionee.”

                    (w) “Performance Award” means Performance Units, Performance Shares or either or both of them.

                    (x) “Performance Objectives” means the specific targets and objectives established by the Committee considering the following four factors: earnings per share of the Company’s common stock, return on stockholders’ equity, return on capital, and total stockholder returns of the Company compared to a peer group of comparable companies established by the Committee. Earnings per share, return on stockholders’ equity, return on capital and total Company stockholder returns shall be measured in accordance with generally accepted accounting principles.

                    (y) “Performance Period” means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

                    (z) “Performance Share” means a right, granted to a Participant under Section 9 of the Plan, that may be paid out as a Share.

                    (aa) “Performance Unit” means a right, granted to a Participant under Section 9 of the Plan to acquire Shares, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

                    (bb) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                    (cc) “Public Offering” means the first underwritten initial public offering of Shares of the Company.

                    (dd) “Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Agreement and the Plan. Restricted Stock Awards maybe subject to the restrictions which lapse over time with or without regard to Performance Objectives as the Committee in its sole discretion shall determine.

                    (ee) “Securities Act” means the Securities Act of 1933, as amended from time to time.

                    (ff) “Shares” means shares of Common Stock and any successor security.

                    (gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                    (hh) “Ten Percent Owner” means an Eligible Recipient who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary corporations.

                    Section 3. Administration.

                    (a) The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Awards are to be granted hereunder to Participants;

(iii)	to determine the number of Shares and/or cash to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)

to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

                    (b) The Committee may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Award granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Award.

                    (c) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                    Section 4. Shares Reserved for Issuance Under the Plan.

                    (a) The total number of Shares reserved and available for issuance under the Plan shall be 2787 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

                    (b) To the extent that an Award expires or is otherwise cancelled or terminated without being exercised, the Shares subject to such Award shall again be available for issuance in connection with future Awards granted under the Plan. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Award and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

                    (c) From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate Fair Market Value with respect to which Awards may be granted to any individual Participant during any fiscal year shall not exceed $1,000,000.

                    Section 5. Equitable Adjustments; Change in Control

                    (a) In the event of any Change in Capitalization, an equitable substitution or adjustment may be made in (i) the aggregate number and/or kind of Shares reserved for issuance under the Plan and (ii) the kind, number and/or Exercise Price of Shares or other property (including cash) subject to outstanding Awards granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, in the exercise price thereof.

                    (b) Unless otherwise determined by the Committee, in the event of a Change of Control, unless an Award is assumed or an equivalent award or right is substituted therefore, such Awards shall become fully vested and exercisable and all restrictions on the vesting or exercisability of such Awards shall lapse as of the date of the Change of Control. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or any transaction in which a Change in Control is to occur, all of the Company’s obligations regarding options that were granted hereunder and that are outstanding and vested on the date of such event (taking into consideration any acceleration of vesting in connection with such transaction) shall, on such terms as may be approved by the Committee prior to such event, be (a) assumed by the surviving or continuing corporation; or (b) canceled in exchange for cash, securities of the acquiror or other property. It is acknowledged that the substantive effect of the foregoing provision on a Participant is the same as it was under the Prior Stock Incentive Plan, taking into account all of the terms of the Options originally issued under the Prior Stock Incentive Plan (including, without limitation, any stockholders agreement that a Participant was bound by).

                    Section 6. Eligibility.

                    The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients. The Committee shall have the authority to grant Awards to any Eligible Recipient, provided however that Incentive Stock Options may only be granted to Eligible Recipients employed by the Company or a Subsidiary or Parent of the Company.

                    Section 7. Options.

                    (a) General. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Committee shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability and vesting of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(l) of this Section 7 and the Award Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.

                    (b) Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Committee in its sole discretion at the time of the original grant but shall not be less than 100% of the Fair Market Value per Share on such date, and, in the case of Incentive Stock Options, not less than 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient is a Ten Percent Owner. Notwithstanding the foregoing, to the extent required at the time of grant by California “blue sky” laws, the Exercise Price of an Option granted to a Ten Percent Owner shall be not less than 110% of the Fair Market Value per Share on the date of grant of such Option.

                    (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Recipient is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                    (d) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Committee in the Option Agreement or after the time of grant; provided that, to the extent required by California “blue sky” laws, Options granted to Eligible Recipients other than officers, directors or consultants of the Company shall be exercisable at the rate of at least 20% per year over five years from the date of grant. The Committee may also provide that any Option shall be exercisable only in installments, and the Committee may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Committee may determine in its sole discretion.

                    The Committee may provide at the time of grant or anytime thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that are not vested, subject to such other terms and conditions as the Committee determines, including the requirement that the Optionee execute a Restricted Stock Award Agreement.

                    (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 10 hereof, as determined by the Committee. As determined by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Shares owned by the Optionee for more than six months, (iii) loans pursuant to paragraph (g) of this Section 7, (iv) any other form of consideration approved by the Committee and permitted by applicable law or (v) any combination of the foregoing.

                    (f) Rights as Stockholder. An Optionee shall have no right to receive Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 10 hereof and, if requested, has given the representation described in paragraph (b) of Section 11 hereof.

                    (g) Loans. The Company or any Parent or Subsidiary may make loans available to Optionees for the payment of the exercise price of outstanding Options. Such loans shall (i) be evidenced by full-recourse promissory notes entered into by the Optionees in favor of the Company or any Parent or Subsidiary, (ii) bear interest at a fair interest rate as determined by the Committee, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (iv) be subject to Committee approval. Unless the Committee determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

                    (h) Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Committee may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Committee and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family or to a trust, all of the beneficiaries of which are members of the Optionee’s Immediate Family; provided that no such transfer by any Participant may be made in exchange for consideration.

                    (i) Termination of Employment or Service. Unless otherwise provided in an Option Agreement, if an Optionee’s employment with, or service as a director, consultant or advisor to, the Company or to any Parent or Subsidiary terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for thirty days (six months in the case of termination by reason of death or Disability), or until such later date as is otherwise determined by the Committee thereafter, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee’s death or Disability prior to or during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided in an Option Agreement or in the Committee’s discretion any time thereafter, in the event of the termination of an Optionee’s employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

                    (j) Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

                    (k) Right of First Refusal. Unless otherwise determined by the Committee, each Option Agreement evidencing the grant of an Option shall provide that the right of an Optionee to dispose of Shares acquired upon exercise of an Option prior to the occurrence of a Public Offering shall be conditioned upon the Company’s first being offered the opportunity to purchase such Shares itself, subject to such terms and conditions as may be set forth in the Option Agreement.

                    Section 8. Restricted Stock Awards.

                    Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time determine. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives for a specific Performance Period.

                    (a) Receipt of Shares. Each Award Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions of Sections 8(a), 8(b) and 8(c) of the Plan and as set forth in the related Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the Eligible Recipient thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter and deposited into escrow, if applicable. If the Committee determines that a Restricted Stock Award shall be subject to the attainment of Performance Objectives, then such specific Performance Objectives shall be established prior to the grant of the Restricted Stock Award. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrants such actions. The Committee shall have the right to reduce or eliminate the Restricted Stock Award payable upon the attainment of a Performance Objective, but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

                    (b) Rights of Recipient Participants. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant’s name. Subject to the restrictions in Section 8(c) of the Plan and as set forth in the related Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including any voting rights incident to such Shares and to receive dividends and other distributions paid with respect to such Shares. As a condition to issuing Shares, the Committee may require a Participant to execute an escrow agreement and any other documents which the Committee may determine. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions determined by the Committee, in its discretion, and as set forth in the related Award Agreement, lapse pursuant to the Plan or the agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Award Agreement except those established by the Committee at the time of grant of the Award) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Award Agreement.

                    (c) Non-Transferability of Restricted Stock Awards. Until such time as the restrictions determined by the Committee or otherwise set forth in the related Award Agreement have lapsed, the Shares awarded to a Participant and held by the Company pursuant to Section 8(b) of the Plan, and any right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that, if so provided in the Award Agreement, such Shares may be transferred upon the death of the Participant to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

                    (d) Restrictions. Shares received pursuant to Restricted Stock Awards shall be subject to the terms and conditions as the Committee may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares and the requirement that the Participant forfeit such Shares back to the Company upon termination of employment for any reason or for specified reasons.

                    (e) Purchase Price. To the extent required by California “blue sky” laws at the time of purchase of Restricted Stock, the per share purchase price payable by a Participant in respect of Restricted Stock shall not be less than 85% of the Fair Market Value of the Common Stock (and not less than 100% for a Ten Percent Owner).

                    Section 9. Performance Awards.

                    (a) Performance Periods. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

                    (b) Performance Objectives. The Committee shall establish one or more specific Performance Objectives for a Performance Period and such Performance Objectives shall be established prior to the grant of any Performance Awards with respect to such period. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions. The Committee shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective.

                    (c) Grants of Performance Awards. Performance Awards may be granted under the Plan in such form and to such Employees as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to, or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the amount or number of Performance Awards to be granted to a Participant, and the Committee may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee. The Committee may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Committee may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

                    (d) Non transferability of Performance Awards. Until such time as the Performance Objectives as determined by the Committee have been met and until any restrictions upon the Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

                    (e) Payment of Awards. As soon as practicable after the end of the applicable Performance Period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment in settlement of a Performance Award shall be as follows:

(i)

In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Committee at the time of the grant of the Performance Shares; and

(ii)

In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Committee may determine, in its discretion, at any time prior to such payment. If payment is to be made in the form of cash, the amount payable for each unit earned shall be equal to the dollar value of each unit (as determined by the Committee) times the number of earned units.

                    Section 10. Repurchase Rights.

                    Any Repurchase Rights the Company may have in respect of Awards, to the extent required by California “blue sky” laws, shall lapse at the rate of at least 20% per year over five years from the date of grant of the Award. Unless otherwise determined by the Committee, such Repurchase Right must be exercised, if at all, within 90 days following the termination of a Participant’s employment or service with the Company.

                    Section 11. Amendment and Termination.

                    The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

                    Section 12. Unfunded Status of Plan.

                    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                    Section 13. Withholding Taxes.

                    Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award.

                    Section 14. General Provisions.

                    (a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                    (b) The Committee may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

                    (c) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                    (d) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional Award grants thereafter.

                    (e) To the extent applicable, pursuant to the provisions of Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Participant and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Participant or purchaser has one or more awards granted under the Plan outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of the Company’s annual financial statements. The Company shall not be required to provide such statements to key employees of the Company whose duties in connection with the Company assure their access to equivalent information.

                    (f) To the extent applicable, the provisions of Sections 260.160.41, 260.140.42 and 260.140,45 of Title 10 of the California Code of Regulations are incorporated herein by reference.

                    (g) The definitions set forth in this Plan are solely for the purposes of the operation of this Plan, and such definitions including, without limitation, the definition of

“Cause” shall not be used for any other purposes including, without limitation, whether or not an Eligible Recipient is terminated with or without cause for purposes unrelated to this Plan.

                    (h) Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

                    (i) No fractional Shares shall be issued or delivered pursuant to the Plan.

                    (j) A Participant will be deemed to have terminated employment or service with the Company on the date the Participant no longer provides services or employment to the Company or a Subsidiary or Parent of the Company. If the entity which employs or engages the Participant ceases to be an affiliate of the Company (whether by sale or other corporate transaction), then such sale or other corporate transaction shall be deemed a termination of the Participant’s employment or service for purposes of this Plan.

                    Section 15. Board and Stockholder Approval of the Plan; Effective Date of the Plan.

                    The Plan was adopted by the Board and approved by the stockholders of the Company as of August 1, 2006, and shall be effective as of August 1, 2006 (the “Effective Date”).

                    Section 16. Term of Plan.

                    No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

                    Section 17. Stockholders’ Agreement.

                    The Committee shall require, as a condition to receipt of Common Stock in respect of an Award prior to a Public Offering, that the participant sign a Stockholders’ Agreement.

                    Section 18. Compliance with Section 409A of the Code.

                    Notwithstanding any other provision of the Plan to the contrary, no payment of or with respect any Award hereunder that constitutes deferred compensation within the meaning of Section 409A of the Code shall be made sooner than the date permitted for distributions to be made to key employees without the imposition of tax under the provisions of Section 409A of the Code or the rules or regulations promulgated thereunder, as in effect on the date of such payment.

                    Section 19. Governing Law.

                    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.